Credit Suisse First Boston

ABSC 2005 - HE1

All records

6,683 records

Balance: 1,262,994,304

Selection Criteria: All records

Table of Contents

1. Loan-to-Value Ratio

______________________________________________________________________________

1. Loan-to-Value Ratio

Loan-to-Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
10.01 - 15.00	2	$125,000.00	0.01%	516	11.79%	9.480%	100.00%
15.01 - 20.00	1	215,000.00	0.02	598	18.30	5.750	100.00
20.01 - 25.00	4	350,000.00	0.03	656	22.32	5.421	100.00
25.01 - 30.00	8	611,849.03	0.05	648	28.44	6.495	91.83
30.01 - 35.00	17	1,900,527.42	0.15	617	33.23	6.593	83.81
35.01 - 40.00	23	2,786,263.80	0.22	585	37.60	6.914	92.10
40.01 - 45.00	40	4,990,112.05	0.40	622	42.84	6.828	96.59
45.01 - 50.00	48	9,341,153.20	0.74	595	47.92	6.669	93.26
50.01 - 55.00	83	14,878,294.91	1.18	618	52.77	6.462	98.49
55.01 - 60.00	127	26,346,471.49	2.09	613	57.73	6.493	92.35
60.01 - 65.00	184	40,298,412.51	3.19	603	63.18	6.575	96.49
65.01 - 70.00	308	72,121,627.74	5.71	597	68.55	6.823	94.69
70.01 - 75.00	469	103,612,043.43	8.20	603	73.83	6.753	95.28
75.01 - 80.00	1,990	464,853,272.69	36.81	647	79.67	6.518	97.68
80.01 - 85.00	581	126,068,896.35	9.98	601	84.40	7.075	92.97
85.01 - 90.00	873	191,611,776.06	15.17	625	89.73	7.100	87.87
90.01 - 95.00	497	105,836,303.95	8.38	639	94.67	7.376	95.03
95.01 - 100.00	1,428	97,047,299.24	7.68	664	99.95	9.881	99.02
Total:	6,683	$1,262,994,303.87	100.00%	630	81.47%	7.033%	95.02%

Min: 11.68%

Max: 100.00%

Top

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

www.csfb.com

Dec 17, 2004 11:45

______________________________________________________________________________

Disclaimer: This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.